As filed with the Securities and Exchange Commission on February 29, 2016.

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

America First Multifamily Investors, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0810385 (I.R.S. Employer Identification Number)
1004 Farnam Street, Suite 400 Omaha, Nebraska (Address of Principal Executive Offices)	68102 (Zip Code)

America First Multifamily Investors, L.P.

2015 Equity Incentive Plan

(Full title of the plan)

Craig S. Allen

Chief Financial Officer

The Burlington Capital Group LLC

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102

(Name and address of agent for service)

(402) 444-1630

(Telephone number, including area code, of agent for service)

With copies to:

David P. Hooper, Esq.

Barnes & Thornburg LLP

11 S. Meridian Street

Indianapolis, Indiana 46204

(317) 231-7333

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Beneficial unit certificates representing assigned limited partnership interests	3,000,000 units	$4.88	$14,640,000	$1,475

(1)

This Registration Statement covers 3,000,000 beneficial unit certificates representing assigned limited partnership interests (the “Units”) of America First Multifamily Investors, L.P. (the “Registrant”) available for issuance under the Registrant’s 2015 Equity Incentive Plan (the “Plan”).  In addition, pursuant to Rule 416, this Registration Statement also covers an indeterminate number of Units of the Registrant that may become issuable as a result of stock dividends, stock splits, or similar transactions described in the Plan.

(2)

Calculated solely for purposes of determining the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended.  The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sales prices of the Registrant’s Units, as reported on the NASDAQ Global Select Market on February 23, 2016 (which date is within five business days prior to the date of the filing of this Registration Statement).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give to participants in the America First Multifamily Investors, L.P. 2015 Equity Incentive Plan (the “Plan”) the document(s) containing the information specified by Part I of this Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).  We are not filing such document(s) with the Commission but such document(s) constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents that America First Multifamily Investors, L.P. (the “Registrant”) has filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 5, 2015;
(b)

The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2015, filed with the Commission on May 7, August 6, and November 5, 2015, respectively; the Registrant’s Current Reports on Form 8-K dated January 9, March 12, April 29, May 20, June 12, July 16, August 10, August 18, September 4, September 11, September 18, September 25, November 3, November 24, and December 11, 2015, and January 13, January 20, and February 17, 2016; and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Company since December 31, 2014; and

(c)

The description of the Registrant’s beneficial unit certificates representing assigned limited partnership units contained in the Registrant’s Registration Statement on Form 8-A (Reg. No. 000-24843), filed with the Commission on August 27, 1998, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  In no event, however, shall any information that the Registrant under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, which the Registrant may furnish to the Commission from time to time, be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Subject to any terms, conditions, or restrictions set forth in its partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

The Registrant has no directors or officers.  Indemnification of the Registrant’s general partner and its affiliates (including the officers and managers of The Burlington Capital Group LLC (“Burlington”), the general partner of the general partner of the

Registrant) is provided in Section 5.09 of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”).  These provisions state that the Registrant shall indemnify and hold harmless the general partner, the initial limited partner of the Registrant, and their affiliates (including the officers, managers, and members of the general partner of the Registrant’s general partner) against and for any loss, liability, or damage incurred by any of them or the Registrant by reason of any act performed or omitted to be performed by any of them in connection with the business of the Registrant, including all judgments, costs, and attorneys’ fees and any amounts expended in settlement of any claims of liability, loss, or damage; provided that, the indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification pursuant to these provisions, the indemnitee’s conduct constituted “cause” as defined in the Partnership Agreement.  The Partnership Agreement further provides that any indemnification under these provisions, unless ordered by a court, shall be made by the Registrant only upon a determination by independent legal counsel in a written opinion that indemnification of the indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in the Partnership Agreement.

In addition, Burlington maintains insurance policies covering its officers and managers against liabilities asserted and expenses incurred in connection with their activities as officers and managers of Burlington or any of its direct or indirect subsidiaries.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Exhibit

4.1

Certificate of Limited Partnership of America First Tax Exempt Investors, L.P. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on November 12, 2013).

4.2

Amendment to the Certificate of Limited Partnership, effective November 12, 2013 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on November 12, 2013).

4.3

America First Multifamily Investors, L.P. First Amended and Restated Agreement of Limited Partnership dated as of September 15, 2015 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed by the registrant with the Commission on September 18, 2015).

4.4

Articles of Incorporation and Bylaws of America First Fiduciary Corporation Number Five (incorporated herein by reference to the Registration Statement on Form S-11 (No. 2-99997) filed by America First Tax Exempt Mortgage Fund Limited Partnership on August 30, 1985).

4.5

Form of Beneficial Unit Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on November 12, 2013).

4.6

Amended Agreement of Merger, dated June 12, 1998, between the Registrant and America First Tax Exempt Mortgage Fund Limited Partnership (incorporated herein by reference to Exhibit 4.3 to Amendment No. 3 to Registration Statement on Form S-4 (No. 333-50513) filed by the Registrant on September 14, 1998).

4.7

America First Multifamily Investors, L.P. 2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed by the registrant with the Commission on September 18, 2015).

4.8	Form of Restricted Unit Award Agreement
4.9	Form of Phantom Unit Award Agreement
5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP

Item 9.  Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, America First Multifamily Investors, L.P. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska on February 29, 2016.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
By:	America First Capital Associates Limited Partnership Two, General Partner of the Registrant
By:	The Burlington Capital Group LLC, General Partner of America First Capital Associates Limited Partnership Two
By:	/s/ Lisa Y. Roskens
Lisa Y. Roskens Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chad L. Daffer
Chad L. Daffer	Chief Executive Officer of the Registrant (Principal Executive Officer)	February 29, 2016
/s/ Craig S. Allen
Craig S. Allen	Chief Financial Officer of The Burlington Capital Group LLC (Principal Financial Officer and Principal Accounting Officer)	February 29, 2016
/s/ Michael B. Yanney
Michael B. Yanney	Chairman Emeritus of the Board and Manager of The Burlington Capital Group LLC	February 29, 2016
/s/ Lisa Y. Roskens
Lisa Y. Roskens	Chairman of the Board, President, Chief Executive Officer, and Manager of The Burlington Capital Group LLC	February 29, 2016
/s/ Mariann Byerwalter
Mariann Byerwalter	Manager of The Burlington Capital Group LLC	February 29, 2016
/s/ William S. Carter
William S. Carter	Manager of The Burlington Capital Group LLC	February 29, 2016
/s/ Patrick J. Jung
Patrick J. Jung	Manager of The Burlington Capital Group LLC	February 29, 2016
/s/ George H. Krauss
George H. Krauss	Manager of The Burlington Capital Group LLC	February 29, 2016
/s/ Martin A. Massengale
Martin A. Massengale	Manager of The Burlington Capital Group LLC	February 29, 2016
/s/ Gail Walling Yanney
Gail Walling Yanney	Manager of The Burlington Capital Group LLC	February 29, 2016
/s/ Clayton K. Yeutter
Clayton K. Yeutter	Manager of The Burlington Capital Group LLC	February 29, 2016
/s/ Michael O. Johanns
Michael O. Johanns	Manager of The Burlington Capital Group LLC	February 29, 2016
/s/ Walter K. Griffith
Walter K. Griffith	Manager of The Burlington Capital Group LLC	February 29, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1

Certificate of Limited Partnership of America First Tax Exempt Investors, L.P. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on November 12, 2013).

4.2

Amendment to the Certificate of Limited Partnership, effective November 12, 2013 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on November 12, 2013).

4.3

America First Multifamily Investors, L.P. First Amended and Restated Agreement of Limited Partnership dated as of September 15, 2015 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed by the registrant with the Commission on September 18, 2015).

4.4

Articles of Incorporation and Bylaws of America First Fiduciary Corporation Number Five (incorporated herein by reference to the Registration Statement on Form S-11 (No. 2-99997) filed by America First Tax Exempt Mortgage Fund Limited Partnership on August 30, 1985).

4.5

Form of Beneficial Unit Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on November 12, 2013).

4.6

Amended Agreement of Merger, dated June 12, 1998, between the Registrant and America First Tax Exempt Mortgage Fund Limited Partnership (incorporated herein by reference to Exhibit 4.3 to Amendment No. 3 to Registration Statement on Form S-4 (No. 333-50513) filed by the Registrant on September 14, 1998).

4.7

America First Multifamily Investors, L.P. 2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed by the registrant with the Commission on September 18, 2015).

4.8	Form of Restricted Unit Award Agreement
4.9	Form of Phantom Unit Award Agreement
5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP